Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of August 17, 2005 (this “Agreement”), among (i) CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a Delaware corporation (the “Company”), and (ii) BOTAPOL MANAGEMENT B.V., a company incorporated in the Netherlands, and TAKIRRA INVESTMENT CORPORATION N.V., a limited liability company organized under the laws of the Netherlands Antilles (“Takirra”) (each, a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, on the date hereof, the Shareholders have been issued the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) set forth on Schedule A attached hereto, in connection with the Company’s purchase from the Shareholders of all of the issued and outstanding shares of Botapol Holding B.V. pursuant to that certain Share Sale Agreement dated as of June 27, 2005 (the “Purchase Agreement”);

WHEREAS, the shares of Common Stock issued to the Shareholders have not been registered under the Securities Act (as hereinafter defined) or any state securities laws; and the certificates representing such shares of Common Stock bear a legend restricting their transfer; and

WHEREAS, in connection with the foregoing, the Company has agreed, subject to the terms, conditions and limitations set forth in this Agreement, to provide the Shareholders with certain registration rights in respect of shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means each Shareholder, and each Person who is a Permitted Transferee of any Shareholder.

“Lock-Up Period” means the period starting on the date hereof and ending on the one-year anniversary of the date hereof.

“Permitted Transferee” means any corporation, partnership, limited liability company or other entity controlled by, controlling or under common control with any Shareholder; provided that (a) the Transfer is effected in accordance with applicable federal and state securities laws, (b) such transferee or assignee acquires at least 25% of the Registrable Securities held by a Shareholder as of the date of this Agreement (adjusted for stock splits and stock consolidations after the date of this Agreement), (c) such transferee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if it were the Holder hereunder, and (d) the Company is given written notice by the Holder of said Transfer, stating the name and address of said transferee and identifying the securities with respect to which such registration rights are being transferred.

“Person” means any individual, corporation, partnership, trust or other entity of any nature whatsoever.

“register”, “registered”, and “registration”, when used with respect to the capital stock of the Company, mean a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act which has been declared or ordered effective in accordance with the Securities Act.

“Registrable Securities” means (i) the shares of Common Stock issued to the Shareholders in connection with the Purchase Agreement, (ii) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued) as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock referred to in clause (i) above, and (iii) any Common Stock issued by way of a stock split of the Common Stock referred to in clauses (i) or (ii) above. Shares of Common Stock shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such shares of Common Stock shall have become effective under the Securities Act pursuant to Section 2.1 or Section 3.1 of this Agreement, (B) such shares of Common Stock shall have been sold or otherwise distributed pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) such securities are eligible for sale or other distribution under Rule 144(k), (D) such shares of Common Stock are Transferred in accordance with Section 9.1(b) or are otherwise no longer held by the Holders, or (E) such shares of Common Stock shall have ceased to be outstanding.

“Registration Expenses” means all registration, qualification, filing, printing, messenger and delivery fees and expenses and all reasonable fees and disbursements of legal counsel, accountants and other advisors relating to the registration of Registrable Securities pursuant to this Agreement, relating to causing such registration to be declared effective pursuant to this Agreement, and relating to causing such registration to remain effective for the time periods set forth in this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Transfer” means any transfer, sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other voluntary or involuntary transfer of title or beneficial interest, whether or not for value, including, without limitation, any disposition by operation of law or any grant of a derivative or economic interest therein.

ARTICLE II

DEMAND REGISTRATION

2.1. Demand Registration. If, at any time after the expiration of the Lock-Up Period, the Holders of all Registrable Securities, acting together, make a written request to the Company requesting that the Company register under the Securities Act all or any part of the issued and outstanding Registrable Securities (a “Demand Registration”), then, subject to the restrictions contained herein, the Company shall file a registration statement under the Securities Act with the Commission, and cause such Registrable Securities to be registered under the Securities Act, in accordance with Article VI below; provided, however, that the Company shall not be obligated to file a registration statement, nor to cause such Registrable Securities to be registered, pursuant to this Section 2.1 (a) in any particular state in which the Company would be required to execute a general consent to service of process (unless the Company is subject to the jurisdiction of the courts of such state prior to the date of the written request made pursuant hereto), or (b) for any offering having an aggregate offering price (before deduction of underwriting discounts and expenses of sale) of less than $10,000,000.

2.2. Number of Demand Registrations. The Holders shall be entitled to request two (2) Demand Registrations, but not more than one Demand Registration in any period of 365 days; provided, that a Demand Registration shall not be deemed to have been effected for purposes of Sections 2.1 and 2.2 if (i) the Company fails to comply with its obligations set forth in Section 5.1(b), (ii) Holders of Registrable Securities included in such registration have withdrawn sufficient shares from such registration such that the remaining holders requesting registration would not have been able to request registration under the provisions of Section 2.1, or (iii) the offering of Registrable Securities pursuant to such registration becomes subject to any stop order, injunction or other order or requirement of the Commission (other than any such stop order, injunction, or other requirement of the Commission prompted by any act or omission of Holders of Registrable Securities) and such stop order, injunction or other order or requirement of the Commission continues in effect for more than 20 days.

2.3. Expenses. With respect to each Demand Registration, the Holders shall pay, and shall reimburse the Company for, all Registration Expenses incurred in connection with such Demand Registration, including all underwriting or brokerage discounts, commissions, fees and expenses and all fees and expenses of counsel and other advisors hired by the Holders.

2.4. Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request. In such case, the Holders shall negotiate with an underwriter selected by them and approved by the Company, which approval shall not be unreasonably withheld, with regard to the underwriting of such requested registration; provided, however, that if a majority in interest of the Holders have not agreed with such underwriter as to the terms and conditions of such underwriting within twenty (20) days following commencement of such negotiations, a majority in interest of the Holders may select an underwriter of their choice. The right of the

Holders to include Registrable Securities in such registration shall be conditioned upon (i) the Holders’ participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by a majority in interest of the Holders requesting such registration), (ii) the entry of the participating Holders (together with the Company and other holders distributing their securities through such underwriting) into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, and (iii) the completion and execution by the participating Holders of all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting arrangements; provided, (A) that all of the representations by the Company to and for the benefit of such underwriter shall also be made to and for the benefit of such Holders of Registrable Securities, (B) that, to the extent it is customary in underwriting agreements relating to offerings of the type contemplated by the Holders, all of the other agreements on the part of the Company to and for the benefit of such underwriter shall also be made to and for the benefit of such Holders of Registrable Securities, (C) that any of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Holders of Registrable Securities, and (D) that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriter(s) other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder’s intended method of distribution and any other representations required by law or reasonably required by the underwriter(s). For the avoidance of doubt, no Holder shall be required to give any representation, warranty or agreement as to whether or not the registration statement under which the Registrable Securities are registered, or any preliminary prospectus, final prospectus or summary prospectus contained therein, or amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading, or words to a similar effect. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all of its Registrable Securities by written notice to the Company, the managing underwriter and the other Holder; provided that such registration shall be counted as a Demand Registration for the purposes of calculating the remaining number of Demand Registrations to which the Holders are entitled pursuant to Section 2.2 of this Agreement unless all the Holders withdraw their Registrable Securities pursuant to this sentence. The securities so withdrawn shall also be withdrawn from registration.

2.5. Priority. Notwithstanding any other provision of this Article II, if the managing underwriter advises the Company in writing that the marketability of the offering would be adversely affected by the number of securities included in such offering, then the Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be reduced as required by the underwriter(s), and the Company shall include in such registration the maximum number of Registrable Securities permitted by the underwriter to be included therein, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities requested to be included in such registration by each such Holder; provided, however, that securities to be included in such registration statement as a result of piggyback registration rights of others as well as any securities to be offered by the Company, its directors, officers and employees shall be excluded from the registration statement prior to the exclusion of any Registrable Securities held by the Holders.

2.6. Registration on Form S-3. If, at the time of delivery of a request to the Company pursuant to Section 2.1, the Company is a registrant entitled to use Form S-3 or any successor thereto to register shares of Common Stock, then the Company shall use its commercially reasonable efforts to effect the Demand Registration on Form S-3 or any successor thereto.

ARTICLE III

PIGGYBACK REGISTRATION

3.1. Notice of Registration. (a) If, at any time after the expiration of the Lock-Up Period, the Company proposes to register any of its Common Stock under the Securities Act, either for its own account or for the account of any Person other than the Holders, but not including a registration (i) relating to employee stock option or purchase plans, (ii) relating to a transaction pursuant to Rule 145 under the Securities Act, or (iii) pursuant to a registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (a “Piggyback Registration”), then the Company will:

(X) give written notice thereof to the Holders at least 30 days prior to the filing of such registration statement (“Piggyback Notice”) setting forth the date on which the Company proposes to file such registration statement and advising each Holder of its right to have Registrable Securities included in such registration; and

(Y) use its commercially reasonable efforts to include in such Piggyback Registration up to the number of the Registrable Securities which the Holders request in writing to be so included within 20 days after receipt of the Piggyback Notice.

(b) If the Piggyback Registration relates, either wholly or partially, to the registration of shares of Common Stock held by other stockholders, and if the Company intends to register less than all of the shares of Common Stock held by such other stockholders, then the percentage of Registrable Securities held by each Holder that will be included in the Piggyback Registration will be no greater than the highest percentage of Common Stock that is being included for the other stockholders.

3.2. Expenses. If the Company proposes to register any securities in a Piggyback Registration for its own account, then the Company will pay the Registration Expenses relating to any such Piggyback Registration, and the Holders will pay any incremental expenses, if any, resulting from the inclusion of the Registrable Securities in such Piggyback Registration. In all other Piggyback Registrations, the Holders shall pay their pro rata share of the Registration Expenses based on the number of Registrable Securities being included in such Piggyback Registration as a percentage of the total number of shares of Common Stock being included in such Piggyback Registration. In no event shall the Company be responsible for any underwriting or brokerage discounts, commissions, fees or expenses, or any fees and expenses of counsel or other advisors hired by the Holders or by any other Person.

3.3. Underwriting. If the distribution of shares of Common Stock covered by a Piggyback Registration is to be underwritten, then the Piggyback Notice will disclose this fact. In such case, the right of the Holders to include Registrable Securities in such registration shall be conditioned upon (i) the Holders’ participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) the entry of the participating Holders (together with the Company and other holders distributing their securities through such underwriting) into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company, and (iii) the completion and execution by the participating Holders of all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting arrangements; provided, however, that the Company shall use reasonable commercial efforts to ensure that no underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any underwriter(s) in a registration other than customary representations, warranties and agreements relating to such Holder’s title to the Registrable Securities and authority to enter into the underwriting agreement, or such representations, warranties and agreements required by law or reasonably required by the underwriter(s). For the avoidance of doubt, no Holder shall be required to give any representation, warranty or agreement as to whether or not the registration statement under which the Registrable Securities are registered, or any preliminary prospectus, final prospectus or summary prospectus contained therein, or amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading, or words to a similar effect.

3.4. Priority. If the underwriter of the registered public offering referred to in Section 3.3 shall advise the Company in writing that the marketability of the offering would be adversely affected by the number of securities included in such offering, then the Company shall advise the Holders and securities shall be included in such offering in the following priority: first, the Common Stock proposed to be registered for the account of the Company, if any; second, the Common Stock proposed to be registered for the account of any stockholder of the Company, if any, who caused such registration to be effected pursuant to a demand registration right granted to such stockholder; third, the Common Stock (including Registrable Securities) requested to be included in such registration by the Holders (as modified by Section 3.1(b)) and by all other stockholders of the Company, allocated among the Holders and such other stockholders in accordance with the number of shares of Common Stock that each was originally permitted to include in such Piggyback Registration; fourth, the other securities requested to be included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may withdraw therefrom by written notice to the Company and the underwriter, delivered at least 20 days prior to the effective date of the registration statement, without prejudice. Any securities excluded or withdrawn pursuant to the provisions of this Section 3.4 shall be withdrawn from and shall not be included in such Piggyback Registration.

3.5. Termination. The Company shall have the right to terminate or withdraw any Piggyback Registration initiated by it under this Article IV prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

ARTICLE IV

PERMITTED DELAYS IN REGISTRATION

4.1. Suspension of Company Obligations. Notwithstanding anything to the contrary set forth in this Agreement, the Company’s obligation under Articles II and III of this Agreement to file any registration statement and to cause Registrable Securities to be registered as provided therein shall be suspended in the event that (i) the Company is currently engaged in an underwritten primary offering (other than an offering described in Section 3.1(a)(i), (ii) or (iii)), or (ii) a registration statement for a public offering of the Company’s securities was declared effective within the previous 120 days. The Company’s entitlement to such suspension shall continue only for so long as an event described in (i) or (ii) of the preceding sentence, or the effect thereof, is continuing, not to exceed 90 days. In addition, the Company’s obligation under Articles II and III of this Agreement to file any registration statement, to cause Registrable Securities to be registered, and to maintain the effectiveness of such registration statement shall be suspended (and, to the extent applicable, the Holders shall suspend the disposition of any Registrable Securities pursuant to a then currently effective registration statement) in the event that, in the good faith opinion of the Company’s Board of Directors, as certified to the Holders by the President of the Company, effecting or maintaining the effectiveness of the registration of Registrable Securities would be seriously detrimental to any material financing, acquisition, merger, disposition of assets, disposition of stock or other comparable transaction then being pursued by the Company or would require the Company to make public disclosure of information which could have a material adverse effect upon the Company. The Company’s entitlement to such suspension shall continue only for so long as an event described in the previous sentence, or the effect thereof, is continuing, not to exceed 75 days. The Company shall promptly notify the Holders in writing of the existence of any suspension event set forth in this Section 4.1. The Company shall be entitled to suspend its obligation to file any registration statement, to cause Registrable Securities to be registered, and, if applicable, to maintain the effectiveness of such registration statement pursuant to this Section 4.1 once during any 365-day period.

ARTICLE V

REGISTRATION PROCEDURES

5.1. Registration Procedures. Whenever the Company is obligated to register the Registrable Securities pursuant to this Agreement, the Company shall use its commercially reasonable efforts to:

(a) prepare and file with the Commission a registration statement with respect to such Holder’s Registrable Securities as expeditiously as possible, and in any event within 90 days of receiving the appropriate request from the Holders, and to include in such registration statement the Registrable Securities which the Company has been requested to register;

(b) cause all such Registrable Securities to be registered under the Securities Act as expeditiously as possible, and in any event within 120 days of filing such registration statement, and, subject to Section 4.1, to cause such registration statement to remain effective until the distribution described in the registration statement relating thereto has been completed or until the securities registered thereunder are eligible for sale or other distribution under Rule 144(k) or are no longer held by the Holders;

(c) furnish the Holders, their underwriters, if any, and their respective counsel, at such times so as to permit their reasonable review, the opportunity to review the registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and to consider in good faith incorporating any comments reasonably requested by the Holders, their underwriters, if any, and their respective counsel, provided that the Holders’, the underwriters’, if any, and their respective counsels’ review of such documents shall not delay the filing of the registration statement so long as such parties have been provided a reasonable time to review the same;

(d) make available for inspection by the Holders any documents as are customary for similar “due diligence” examinations afforded to selling security holders in secondary offerings; provided that the Company shall have no obligation to provide any materials that the Company’s Board of Directors reasonably believes constitutes a trade secret or proprietary information without a customary confidentiality agreement;

(e) make available for reasonable inspection by, or give reasonable access to, any underwriter participating in any disposition of Registrable Securities all pertinent financial and other records, pertinent corporate documents and properties of the Company, and to cause its senior management to participate in such management presentations and roadshows as such underwriters may reasonably request (provided that such managers are given reasonable advanced notice of such presentations and roadshows and that such managers shall only be obligated to participate in two roadshows, one per Demand Registration) and to cause the Company’s directors, officers and employees to supply all information reasonably requested by any such underwriter in connection with the offering thereunder;

(f) furnish to the Holder and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and other documents incident thereto as such underwriters and the Holder from time to time may reasonably request;

(g) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(h) register or qualify the Registrable Securities covered by such registration statement under such other securities laws or state blue sky laws of such U.S. jurisdictions as shall be reasonably requested by the Holder for the distribution of the Registrable Securities covered by the registration statement; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to subject itself to taxation in any such states or jurisdictions wherein it would not but for the requirements of this paragraph (h) be required to do so;

(i) enter into customary agreements (including an underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten, in whole or in part);

(j) promptly notify the Holders at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any Holder, promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided that, upon receipt of such notice from the Company, the Holders will forthwith discontinue disposition of its Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Holders receive the copies of the supplemented or amended prospectus covering such Registrable Securities (and the Holders shall return to the Company all copies of the unsupplemented or unamended prospectus covering such Registrable Securities);

(k) furnish the following documents at the request of the Holders (either on the date that any Registrable Securities are to be delivered to the underwriters for sale in connection with a registration pursuant to this Agreement if such securities are being sold through underwriters, or on the date that the registration statement becomes effective if such securities are not being sold through underwriters), (i) a signed opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders and (ii) letters dated such date and additionally, the date the offering is priced, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders; provided that the underwriter(s) deliver a representation letter, if so requested by such accountants, covering such matters as are customarily required as a precondition to the delivery of such accountant comfort letters;

(l) comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

(m) list all Registrable Securities covered by such registration statement on the Nasdaq or on such other securities exchange on which shares of Common Stock are then currently listed.

ARTICLE VI

INDEMNIFICATION

6.1. Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to this Agreement under the Securities Act, the Company will indemnify and hold harmless each participating Holder, each of its directors, officers and controlling persons, if any, each other Person who participates as an underwriter for the Holders in the offering or sale of such securities and each other Person (including its officers and directors) who controls any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such participating Holder or any such Person, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus, final prospectus or summary prospectus contained therein, or in any amendment or supplement thereto, or by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and shall reimburse such Holder, such Holder’s directors, officers and controlling persons, such Person participating as an underwriter for the Holders in the offering or sale of such securities and each other Person (including its officers and directors) who controls any such underwriter within the meaning of the Securities Act for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action or proceeding, whether commenced or threatened, in respect thereof); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any participating Holder or any other Person who participates as an underwriter in the offering or sale of such securities or any of their controlling persons, in either case, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any participating Holder or any such underwriter or controlling person and shall survive the transfer of such securities by the Holder.

6.2. Indemnification by Participating Holders. Each of the participating Holders whose Registrable Securities are included or are to be included in any registration statement, as a condition to including Registrable Securities in such registration statement, hereby agrees, severally but not jointly, to indemnify, hold harmless and reimburse (in the same manner and to the same extent as set forth in Section 6.1) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person who controls any such underwriter within the meaning of the Securities Act with respect to any such loss, claim, damage or liability

(or action or proceeding, whether commenced or threatened, in respect thereof) and any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action or proceeding, whether commenced or threatened, in respect thereof) which arises out of or is based on any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any participating Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any loss, claim, damage or liability (or action or proceeding in respect thereof) or expense if such settlement is reached without the consent of such Holder; and provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the net proceeds from the sale of the shares sold by the Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by the Holder from the sale of Registrable Securities covered by the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or any such underwriter or controlling person and shall survive the transfer of such securities by any participating Holder.

6.3. Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 6.1 or 6.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6.1 or 6.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party may participate in such defense at the indemnified party’s expense and provided, further, that all indemnified parties shall have the right to employ one counsel to represent them if, in the reasonable judgment of such indemnified parties, it is advisable for them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the indemnifying party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel for the indemnified parties. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnifying party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

6.4. Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expense, loss, claim, damage or liability referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other means of allocation, unless such contribution takes into account the equitable considerations referred to in this paragraph. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

INFORMATION BY PARTICIPATING HOLDERS

7.1. Information Regarding Participating Holders. If any Registrable Securities are included in any registration, each participating Holder shall promptly furnish to the Company and any applicable underwriter such information regarding such Holder and the distribution proposed by such Holder as the Company or such underwriter may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

ARTICLE VIII

RULE 144 SALES

8.1. Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable

Securities to the public without registration or through short form registration forms, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each Holder, so long as such Holder owns any Registrable Securities, upon request, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission permitting such Holder to sell any such securities without registration.

ARTICLE IX

RESTRICTIONS ON TRANSFER

9.1. Restrictions on Transferability. (a) During the Lock-Up Period, the shares of Common Stock held by the Holders may not be Transferred, in whole or in part, except to a Permitted Transferee or in accordance with Section 9.1(b). After the Lock-Up Period, the shares of Common Stock held by the Holders may be Transferred, in whole or in part, to (i) a Permitted Transferee or (ii) a Person who is not a competitor of the Company and who, after such Transfer, will not beneficially own (as that term is defined in Section 13 of the Securities Act) more than 3.0% of the issued and outstanding shares of Common Stock, unless the Company consents in writing to such a Transfer that would result in the beneficial ownership of more than 3.0% of the issued and outstanding shares of Common Stock by such Person; provided that, in the case of clause (ii) above:

(i) there is in effect a registration statement under the Securities Act covering such proposed Transfer and such Transfer is made in accordance with such registration statement; or

(ii) such Transfer is eligible under Rule 144 or such Transfer is otherwise made in accordance with applicable securities law, and the Holder shall have notified the Company of the proposed Transfer and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed Transfer.

(b) The shares of Common Stock held by the Holders may be transferred at any time, in whole or in part, (i) pursuant to a tender offer within the meaning of the Exchange Act for any or all of the shares of Common Stock of the Company, (ii) in connection with any plan of reorganization, restructuring, bankruptcy, insolvency, merger or consolidation, reclassification, recapitalization, or, in each case, similar corporate event of the Company, or (iii) an involuntary transfer pursuant to operation of law.

9.2. Restrictions on Sales During Registration Periods. In addition to the restrictions set forth in Section 9.1, each Holder agrees not to offer, sell (including pursuant to Rule 144), distribute, short sale, loan, grant an option for the purchase, enter into any swap or hedge agreement, or otherwise Transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, during the 15 days prior to and the 90 days after the effective date of any underwritten public offering of the Company’s securities, unless the Company’s Board of Directors and the underwriters managing such public offering otherwise agree; provided, however, that such restriction shall not apply to any Registrable Securities, if any, included in the registration statement related to such underwritten public offering unless all executive officers and directors of the Company shall also have agreed not to effect any offer, sale, distribution, short sale, loan, grant an option for the purchase, enter into any swap or hedge agreement, or otherwise Transfer any Common Stock or any securities convertible or exchangeable for Common Stock under the circumstances and pursuant to the terms set forth in this Section 9.2. The Holders shall not take any action with respect to any distribution deemed to be made pursuant to any Demand Registration or Piggyback Registration that would constitute a violation of Regulation M under the Exchange Act.

9.3. No Participation in Other Securities Offerings. The rights granted by the Company hereunder shall be the exclusive rights granted to Holders with respect to Registrable Securities. Except as otherwise provided herein, the Holders shall have no rights to participate in any offering of securities by the Company to third parties, whether such offering is effected pursuant to registration under the Securities Act or pursuant to an exemption from registration thereunder.

ARTICLE X

TERMINATION

10.1. Termination. This Agreement and the rights provided hereunder shall terminate and be of no further force and effect with respect to each Holder on the date such Holder shall no longer hold any Registrable Securities. This Section 10.1 shall not, however, apply to the provisions of Article VI of this Agreement, which shall survive the termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

11.1. Successors and Assigns. Subject to the provisions of Section 9.1, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns and transferees of the parties. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

11.2. Notices. All notices and other communications provided for hereunder shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid or delivered in person or by courier, telecopier or electronic mail, and shall be deemed to have been duly given on the date on which personally delivered to, or actually received by, the party to whom such notice is to be given at its address set forth below, or at such other address for the party as shall be specified by notice given pursuant hereto:

(a) if to the Company, to:

Central European Distribution Company

Two Bala Plaza

Suite #300

Bala Cynwyd, PA 19004

United States of America

Attn: William V. Carey, President

with a copy to:

Dickstein Shapiro Morin & Oshinsky, LLP

1177 Avenue of the Americas, 41st Floor

New York, NY 10036

United States of America

Attn: Malcolm I. Ross, Esq.

(b) If to the Holders, to:

Botapol Management B.V.

Watstraat 61,

2723 RB Zoetermeer

The Netherlands

and

Takirra Investment Corporation N.V.

Fokkerweg 26, Unit 301

Curaçao

The Netherlands Antilles

with a copy to:

Linklaters Paris

25, rue Marignan

75008 Paris

France

Attn: Patrick Rignell/Thomas N. O’Neill III

11.3. Governing Law. This Agreement and any controversy or claim arising out of or relating to this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws.

11.4. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts.

11.6. Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

11.7. Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

11.8. Gender and Other References. Unless the context clearly indicates otherwise, the use of any gender pronoun in this Agreement shall be deemed to include all other genders, and singular references shall include the plural and vice versa.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Chief Executive Officer

BOTAPOL MANAGEMENT B.V.

By:	/s/ Loes Beukers
Name:	Loes Beukers
Title:	Managing Director, Erven Lucas Bols N.V.

By:	/s/ Piet van Leijenhorst
Name:	Piet van Leijenhorst
Title:	Managing Director, Erven Lucas Bols N.V.

TAKIRRA INVESTMENT CORPORATION N.V.

By:	/s/ Markus Sieger
Name:	Markus Sieger
Title:	Attorney

Schedule A

Name of Shareholder	Number of Shares of Common Stock
Botapol Management B.V.	1,691,419

Takirra Investment Corporation N.V.	1,691,419

TOTAL: 3,382,838